UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2017

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-37769	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Third Street, Suite 2241 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 22, 2017, VBI Vaccines Inc. (the “Company”) held its 2017 Annual General and Special Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders voted to: (1) elect seven directors; (2) approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation; (3) approve, on advisory basis, the compensation of the Company’s named executive officers; (4) approve the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm until the next annual meeting of shareholders and remuneration to be set by the audit committee (the “Audit Committee”) of the board of directors of the Company; and (5) ratify and confirm common share issuances to certain consultants of the Company. Each of these proposals is described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on May 11, 2017 (the “Proxy Statement”).

At the beginning of the Annual Meeting, there were 30,823,557 common shares present at the Annual Meeting in person or by proxy, which represented 76.94% of the outstanding common shares entitled to vote at the Annual Meeting and which constituted a quorum for the transaction of business. Holders of the Company’s common shares were entitled to one vote for each share held as of the close of business on May 4, 2017 (the “Record Date”).

The voting results on these proposals were as follows:

Proposal 1: Election of Seven Directors

Director	Votes For	Withheld	Broker Non-Votes
Jeff R. Baxter	18,824,959	124,636	11,836,452
Steven Gillis	18,832,243	117,352	11,836,452
Sam Chawla	18,887,663	61,932	11,836,452
Michel De Wilde	18,883,080	66,515	11,836,452
Adam Logal	18,889,427	60,168	11,836,452
Scott Requadt	18,869,072	80,523	11,836,452
Steven D. Rubin	18,635,750	313,845	11,836,452

Each of the seven nominees for director was elected to serve until the next annual meeting of shareholders and until his successor has been elected and qualified, or until his earlier death, resignation, or removal.

Proposal 2: Approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation

1 year	2 years	3 years	Abstentions	Broker Non-Votes
7,321,294	13,903	11,604,680	40,978	11,836,452

The shareholders approved, on a non-binding, advisory basis, the frequency of holding an advisory vote on executive compensation every 3 years.

Proposal 3: Approve, on advisory basis, the compensation of our named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,770,136	124,495	54,964	11,836,452

The shareholders approved, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement.

Proposal 4: Approve the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm until the next annual meeting of shareholders and remuneration to be set by the Audit Committee

Votes For	Votes Against	Abstentions
30,706,404	0	79,643

The shareholders approved the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm until the next annual meeting of shareholders and remuneration to be set by the Audit Committee.

Proposal 5: Ratify and confirm common share issuances to certain VBI Vaccines Inc. consultants

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,512,441	390,764	46,390	11,836,452

The shareholders ratified and confirmed the common share issuances to certain consultants of the Company as disclosed in the Proxy Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI Vaccines Inc.

Date: June 28, 2017	By:	/s/ Jeff Baxter
Jeff Baxter
President and Chief Executive Officer

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